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                                                                   EXHIBIT 10.12

                            RESTRICTED UNIT AGREEMENT

     This Restricted Unit Agreement ("Agreement"), effective as of the date set forth at the end of this Agreement ("Grant Date"), is between VALERO L.P., a Delaware limited partnership ("Valero LP"), and NAME, a Participant in the Valero GP, LLC 2000 Long-Term Incentive Plan for Valero L.P. ("Participant"); who agree as follows:

     1. INTRODUCTION. Pursuant to the 2000 Long-Term Incentive Plan for Valero L.P. (as may be amended, the "Plan"), the board of directors of Valero GP, LLC (the "General Partner") awarded X,XXX common Units of Valero LP ("Restricted Units") under the plan to the participant. The parties hereby enter to into this Agreement to evidence the terms conditions and restrictions applicable to the Restricted Units.

     2. THE PLAN, RESTRICTIONS ON TRANSFER, VESTING. The Participant has read and understands the Plan, which is incorporated herein by reference for all purposes, and agrees to the terms and conditions applicable to the Restricted Units and the rights and powers of Valero LP and the General Partner as provided therein. In addition, the Participant agrees as follows:

          2.01 Except as provided in the Plan and this Agreement, Restricted Units may not be sold, exchanged, pledged, hypothecated, transferred, garnished or otherwise disposed of or alienated prior to vesting. The Participant agrees that certificates representing the Restricted Units may be imprinted with a legend to this effect.

          2.02 The Restricted Units granted hereunder are subject to the following Restricted Periods, and will vest and accrue to Participant in the following increments; XXX Units on JANUARY 21, 2003; XXX Units on JANUARY 21, 2004; and XXX Units on JANUARY 21, 2005. The restrictions may terminate prior to the expiration of such period as set forth in the Plan Upon vesting, for each Restricted Unit granted hereunder, the Participant will be entitled to receive and unrestricted Common Unit of Valero LP.

          2.03 Valero LP shall retain all certificates representing Restricted Units, together with stockpowers executed by the Participant pertaining to such Restricted Units, until the restriction on such Units described in the Plan or contained in this Agreement lapse.

          2.04 If Restricted Units are forfeited, the transfer agent of Valero LP is instructed, upon confirmation by the Secretary of the General Partner of such forfeiture, to surrender the certificate representing such shares for cancellation.

     3. DER GRANT. Subject to the following, the award of Restricted Units granted hereunder includes a tandem Award of a number DERs equal to the number of Restricted Units granted hereunder. Each DER shall entitle the Participate to receive cash payments equal to the cash distributions made by Valero LP with respect to its outstanding Common Units generally, provided that no cash distributions shall be payable to or on behalf of the Participant with respect to record dates before the Grant Date, or with respect to any record date occuring after the Grant Date on which the Participant has forfeited the Restricted Units per the terms of the Plan. The DERs shall lapse on the earlier of (i) the date on which the Restricted Units are forfeited, (ii) the dates in tandem

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with the vesting schedule for the Restricted Units set forth above, or (iii) a
Change of Control. In addition, subject to any forfeiture, the Participant will have the right to vote such Restricted Units and to exercise all other rights, powers and privileges of a holder of Valero LP Common Units with respect to such Restricted Units, with the exception that the Participant will not be entitled to delivery of the certificate(s) representing such Restricted Units until the Restriction Period applicable to such Restricted Units or a portion thereof shall have expired and unless all other vesting requirements with respect thereto have been fulfilled.

     4. LIMITATION. The Participant shall have no rights with respect to any Restricted Units not expressly conferred by the Plan or this Agreement.

     5. MISCELLANEOUS. All capitalized terms contained in this Agreement shall have the definitions set forth in the Plan unless otherwise defined herein. This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

     EFFECTIVE as of the 21ST day of JANUARY, 2002.

                                       VALERO L.P.
                                       by Riverwalk Logistics, L.P.
                                       its general partner
                                               by Valero GP, LLC
                                               its general partner

                                       William R. Klesse
                                       Executive Vice President


                                       -----------------------------------------
                                       NAME
                                       Participant